Exhibit 99.1

Cepton Technologies Announces Upcoming Investor Event Schedule

SAN JOSE, CA -- (BUSINESS WIRE) – Cepton Technologies, Inc. (“Cepton”), a Silicon Valley innovator focused on the mass-market commercialization of high performance, high quality lidar solutions, announced today its participation in the following investor events:

J.P. Morgan 9th Annual Global Technology, Media and Telecom Conference in Asia

Date: Monday, November 15, 2021

Panel: Building the Global Autonomous Driving Ecosystem

Participant: Dr. Jun Pei, Chief Executive Officer

Craig-Hallum 12th Annual Alpha Select Conference

Date: Tuesday, November 16, 2021

Participants: Dr. Jun Pei, Chief Executive Officer, and Dr. Winston Fu, Chief Financial Officer

Barclays Global Automotive and Mobility Tech Conference

Date: Thursday, November 18, 2021

Fireside Chat: Webcast / Replay

Participants: Dr. Jun Pei, Chief Executive Officer, and Dr. Winston Fu, Chief Financial Officer

Cepton management will host investor meetings at the Craig-Hallum and Barclays conferences. Please contact Cepton Investor Relations InvestorRelations@cepton.com for additional information.

About Cepton Technologies, Inc.

Cepton provides state-of-the-art, intelligent, lidar-based solutions for a range of markets such as automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. Cepton’s patented MMT®-based lidar technology enables reliable, scalable and cost-effective solutions that deliver long range, high resolution 3D perception for smart applications.

Cepton has been awarded the largest known ADAS lidar series production award in the industry to date by a leading global top five automotive OEM and is engaged with other top ten OEMs.

On August 4, 2021, Cepton, Growth Capital Acquisition Corp., a Delaware corporation (“GCAC”) (Nasdaq: GCAC), and GCAC Merger Sub Inc., a Delaware corporation and newly formed wholly-owned subsidiary of GCAC (“Merger Sub”) entered into a business combination agreement.

Founded in 2016 and led by industry veterans with over two decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, California, USA, with a presence in Germany, Canada, Japan, India and China, to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow us on Twitter and LinkedIn.

About Growth Capital Acquisition Corp.

Growth Capital Acquisition Corp. (“Growth Capital”) is a Delaware blank check company, also commonly referred to as a special purpose acquisition company (or SPAC), formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in any industry or geographic region. Growth Capital is led by its Co-Chief Executive Officers, Akis Tsirigakis and George Syllantavos.

Additional Information and Where to Find It

GCAC has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement, which contains information about the proposed transaction and the respective businesses of Cepton and GCAC. GCAC will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. GCAC stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents will contain important information about GCAC, Cepton and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to stockholders of GCAC as of a record date to be established for voting on the proposed transaction. Stockholders of GCAC will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about GCAC, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and GCAC’s other filings with the SEC can also be obtained, without charge, by directing a request to: Growth Capital Acquisition Corp., 300 Park Avenue, 16th Floor, New York, NY 10022. Additionally, all documents filed with the SEC can be found on GCAC’s website, www.gcaccorp.com.

Participants in the Solicitation

Cepton and GCAC and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. GCAC stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of GCAC in GCAC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which was filed with the SEC on July 19, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from GCAC’s stockholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that GCAC intends to file with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Cepton Technologies, Inc. Contacts

Media: Faithy Li, media@cepton.com

Investors: Hull Xu, InvestorRelations@cepton.com

Source: Cepton Technologies, Inc.

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